UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2022

Viking Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15915 Katy Freeway Suite 450, Houston, Texas	77094
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-4387

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure in Item 2.01 below is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 8, 2022, four of the wholly-owned subsidiaries of Petrodome Energy, LLC (“Petrodome”), a wholly-owned subsidiary of Viking Energy Group, Inc. (“Viking”), entered into Purchase and Sale Agreements (the “Purchase Agreements”) to sell all of their interests in the oil and gas assets owned by those Petrodome subsidiaries, including in the aggregate, interests in 8 producing wells, 8 shut-in wells, 2 salt water disposal wells and 1 inactive well, to the third parties and on the headline terms described below (collectively the “Dispositions”). On July 8, 2022, the Dispositions were completed and the purchase price in each of the Dispositions was received by each of the subsidiaries, and applied to repay CrossFirst Bank all amounts owed to it by Petrodome under the June 13, 2018, revolving line of credit loan, which loan was secured by a mortgage on all of the oil and gas leases of Petrodome and its subsidiaries, a security agreement covering all of Petrodome assets, and a guaranty by Viking.

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On July 8, 2022, Petrodome Napoleonville, LLC, the wholly-owned Louisiana subsidiary of Petrodome, entered into (i) a Purchase and Sale Agreement to sell 50% of its oil and gas assets to Napoleonville, L.L.C., a Delaware limited liability company, for a $37,500 purchase price, and (ii) a Purchase and Sale Agreement to sell the remaining 50% of its oil and gas assets to WPP Petro, L.L.C., a Delaware limited liability company, for a $37,500 purchase price.

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On July 8, 2022, Petrodome Bloomington, LLC, the wholly-owned Texas subsidiary of Petrodome, entered into (i) a Purchase and Sale Agreement to sell 50% of its oil and gas assets to Bloomington, L.L.C., a Delaware limited liability company, for a $25,000 purchase price, and (ii) a Purchase and Sale Agreement to sell the remaining 50% of its oil and gas assets to WPP Petro, L.L.C., a Delaware limited liability company, for a $25,000 purchase price.

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On July 8, 2022, Petrodome Pineville, LLC, the wholly-owned Mississippi subsidiary of Petrodome, entered into (i) a Purchase and Sale Agreement to sell 50% of its oil and gas assets to Bay Springs North, L.L.C., a Delaware limited liability company, for a $1,657,500 purchase price, and (ii) a Purchase and Sale Agreement to sell the remaining 50% of its oil and gas assets to WPP Petro, L.L.C., a Delaware limited liability company, for a $1,657,500 purchase price.

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On July 8, 2022, Petrodome Louisiana Pipeline, LLC, the wholly-owned Louisiana subsidiary of Petrodome, entered into (i) a Purchase and Sale Agreement to sell 50% of its oil and gas assets to East Mud Lake, L.L.C., a Delaware limited liability company, for a $75,000 purchase price, and (ii) a Purchase and Sale Agreement to sell the remaining 50% of its oil and gas assets to WPP Petro, L.L.C., a Delaware limited liability company, for a $75,000 purchase price.

Pursuant to the terms of each of the Purchase Agreements, the Dispositions are to be considered effective by the parties as of June 1, 2022.

The foregoing descriptions of the Purchase Agreements and the Dispositions contemplated thereby does not purport to be complete and are subject to, and qualified by, the full text of the Purchase Agreements, which are filed as Exhibits 2.1-2.8 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Pro Forma Financial Information

The unaudited pro forma financial statements of Viking giving effect to the Dispositions under the Purchase Agreements will be filed by amendment not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1	Purchase and Sale Agreement by and between Petrodome Napoleonville, LLC and Napoleonville, L.L.C.
2.2	Purchase and Sale Agreement by and between Petrodome Napoleonville, LLC and WPP Petro, L.L.C.
2.3	Purchase and Sale Agreement by and between Petrodome Bloomington, LLC and Bloomington, L.L.C.
2.4	Purchase and Sale Agreement by and between Petrodome Bloomington, LLC and WPP Petro, L.L.C.
2.5	Purchase and Sale Agreement by and between Petrodome Pineville, LLC and Bay Springs North, L.L.C.
2.6	Purchase and Sale Agreement by and between Petrodome Pineville, LLC and WPP Petro, L.L.C.
2.7	Purchase and Sale Agreement by and between Petrodome Louisiana Pipeline, LLC and East Mud Lake, L.L.C.
2.8	Purchase and Sale Agreement by and between Petrodome Louisiana Pipeline, LLC and WPP Petro, L.L.C.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING ENERGY GROUP, INC.

Date: July 14, 2022	By:	/s/ James A. Doris
Name: James A. Doris
Title: Chief Executive Officer

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